UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 13, 2005
Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware	000-24597	84-1208770
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5395 Pearl Parkway
Boulder, Colorado (80301)
(Address of principal executive offices)

(303) 442-5455
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 9, 2005, Carrier Access Corporation (the “Company”) entered into an offer letter with Gary Gatchell, the Executive Vice President and Chief Financial Officer of the Company (the “Offer Letter”).

Under the Offer Letter, Mr. Gatchell is entitled to receive an annual base salary of $200,000 and will be eligible to participate in the Company’s discretionary cash bonus plan. Mr. Gatchell will also receive a stock option grant of 200,000 shares of Carrier Access common stock which will vest over four years with 25% of the stock subject to the grant vesting on the one year anniversary of Mr. Gatchell’s effective date of hire and the remaining shares subject to the option vesting on a quarterly basis thereafter.

In conjunction with his employment as Chief Financial Officer, Mr. Gatchell executed the Company’s Indemnification agreement, in the same form as previously filed and entered into by the Company and its executive officers and directors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On June 13, 2005, the Company announced the appointment of Gary Gatchell as the Company’s chief financial officer. Mr. Gatchell will be responsible for finance and administration, treasury management and information technology. He will replace Nancy Pierce, the Company’s interim chief financial officer. Ms. Pierce will resume her prior duties as Corporate Development Officer and Secretary of the Company.

Mr. Gatchell, 48, is the former CFO of Voyant Technologies, Inc., a leading provider of audio conferencing equipment, from August 1999 to January 2004. During his tenure at Voyant, Gary managed seventeen successive quarters of profitability as the company expanded market share, while developing significant business skills in managing a communications growth company. While at Voyant, Gatchell completed two rounds of funding totaling $17 million and completed the acquisition of Octave Communications, Inc. for approximately $12 million. Voyant was subsequently acquired by Polycom, Inc. in January 2004. Since leaving Voyant, Gatchell has provided professional financial and consulting services including Sarbanes Oxley compliance work. Prior to becoming CFO at Voyant Gatchell was CFO at Intertech Plastics and was an audit manager at KPMG LLC. Gatchell is also an actively registered Certified Public Accountant.

The material terms of Mr. Gatchell’s offer letter are described in Item 1.01 above and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.01	Press release dated June 13, 2005, entitled “Carrier Access Appoints Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION
Date: June 13, 2005	By:	/s/ GARY GATCHELL
Gary Gatchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press release dated June 13, 2005, entitled “Carrier Access Appoints Chief Financial Officer.”